UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2016

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30424	27-2037711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5920 N. Florida Avenue Hernando, FL	34442
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 489-6912

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

National Waste Management Holdings, Inc. is referred to herein as “we”, “us” or “our”.

Item 1.01. Entry into a Material Definitive Agreement

The applicable information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2016, we entered into two Membership Interests Partnership Purchase Interest Agreements (the “Agreements”) with Northeast Data Destruction and Recycling, LLC., a New York Limited Liability Company (“Northeast”) and the owners of 100% of the membership interests of Northeast, Mark Wachtel and Charles Teelon (the “Sellers”), each of whom sold their respective 50% membership interests of Northeast to us, whereby we acquired 100% interests in Northeast. Pursuant to the terms of the Agreements, in exchange for 100% of the outstanding partnership interests in Northeast, we agreed to pay the Sellers $100,000 in cash and 1,425,000 shares of our restricted common stock. Charles Teelon is our Chairman of the Board and our purchase of his 50% membership interest in Northeast is a related party transaction. We have agreed to employ Mark Wachtel as the manager of Northeast for a two-year period.

Headquartered in Kingston, New York, Northeast is in the business of document and hard drive destruction, including one-time or periodic shredding of documents on or off-site for businesses and personal clients

The Agreements are filed hereto as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreements is qualified in its entirety by, the Agreements, which are incorporated herein by reference.

Item 8.01. Other Events

On December 31, 2016, our Board of Directors approved our bylaws, which are filed hereto as Exhibit 3(ii) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3(ii)	Bylaws
10.1	Membership Interest Purchase Agreement with Mark Wachtel and Northeast Data Destruction Recycling, LLC
10.2	Membership Interest Purchase Agreement with Charles Teelon and Northeast Data Destruction Recycling, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

Date: January 6, 2017	By:	/s/ Louis Paveglio
Louis Paveglio
Chief Executive Officer

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